Exhibit 23.3

NETHERLAND, SEWELL
& ASSOCIATES, INC.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references and inclusion of our name and the inclusion of our name by reference in Form S-1 and Form S-3 referenced in this Form S-8 of Venoco, Inc. to be filed by June 29, 2007.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Frederic D. Sewell
Frederic D. Sewell, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

June 25, 2007